Exhibit 99.1

Ranpak Holdings Corp. Reports Third Quarter 2022 Financial Results

•
Packaging System placement up 7.3% year over year to approximately 138,600 machines at September 30, 2022
•
Third quarter net revenue decreased 19.9% year over year to $77.8 million and decreased 12.0% year over year on a constant currency basis to $84.1 million
•
Third quarter net loss of $8.7 million compared to net loss of $1.4 million
•
Third quarter constant currency Adjusted EBITDA (“AEBITDA”) of $16.6 million down 41.8%, or $11.9 million, year over year

CONCORD TOWNSHIP, Ohio, November 1, 2022 – Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection solutions for e-Commerce and industrial supply chains, today reported its third quarter 2022 financial results.

Omar Asali, Chairman and Chief Executive Officer, commented, “As expected, the energy crisis in Europe and impact of inflationary pressures and shifting consumer patterns impacted our business in the third quarter. In Europe, weakness due to the escalated energy crisis permeated the results as governments, businesses, and consumers contend with sky high energy prices and a supply shortage heading into winter. In North America, e-Commerce and industrial activity has slowed as inflationary pressures as well as the central bank’s responses to the environment impact consumer and business confidence. Paper input costs globally stabilized at elevated levels but are showing signs of potential relief in North America as the effects of lower demand and increased supply filter through the market. It is a challenging environment to say the least, but I am confident in our team and in our ability to execute in the face of adversity. We have made good progress as a company this year that should enable us to deliver better results as some of these headwinds dissipate.”

“Net revenue for the quarter decreased 12.0% year over year on a constant currency basis to $84.1 million, due to a 13.0% decrease in sales in Europe/APAC and a 10.5% decline in North America as Void-fill and Wrapping PPS sales were under pressure while Cushioning was up slightly. Our gross profit in the quarter declined 29.0% due to lower volumes and increased input costs. Cost reduction efforts have begun to flow through on personnel, but lower gross profit and increased investment in R&D as well as systems drove expenses for the quarter higher year over year, resulting in Adjusted EBITDA declining 41.8% on a constant currency basis to $16.6 million, resulting in a margin of 19.7% on a constant currency basis.”

“Cash improved in the quarter to $61.3 million as of September 30, 2022. We have $0 drawn on our revolver and have no maturities on our term loan until 2026. We believe our liquidity position is strong.”

Third Quarter 2022 Highlights

•
Packaging systems placement increased 7.3% year over year, to approximately 138,600 machines as of September 30, 2022
•
Net revenue decreased 19.9% and decreased 12.0% adjusting for constant currency
•
Net loss of $8.7 million compared to net loss of $1.4 million
•
Constant currency AEBITDA1 of $16.6 million for the three months ended September 30, 2022 is down 41.8%

Net revenue for the third quarter of 2022 was $77.8 million compared to net revenue of $97.1 million in the third quarter of 2021, a decrease of $19.3 million or 19.9% year over year. Net revenue was negatively impacted by decreases in cushioning, void-fill, and wrapping. In addition to currency headwinds, which contributed 7.6 points of pressure, revenue from all product categories was negatively affected by lower economic activity; lower e-Commerce use due to the opening up of economies; the impact inflationary

[1]

Constant currency AEBITDA is a non-GAAP financial measure. Please refer to “Presentation of Combined and Pro Forma Measures and Reconciliation of U.S. GAAP to Non-GAAP Measures” in this press release for an explanation and reconciliations of this non-GAAP financial measure pressures are having on consumer and corporate budgets; and tightening inventory management in response to uncertainties in the European economic environment. The impact of the Omicron variant of COVID-19 that previously limited customer visits has waned through the third quarter of 2022. Cushioning decreased $7.5 million, or 18.3%, to $33.4 million from $40.9 million; void-fill decreased $8.2 million, or 20.8%, to $31.3 million from $39.5 million; wrapping decreased $3.0 million, or 23.8%, to $9.6 million from $12.6 million; and other sales decreased $0.6 million, or 14.6%, to $3.5 million from $4.1 million for the third quarter of 2022 compared to the third quarter of 2021. Other net revenue includes automated box sizing equipment and non-paper revenue from packaging systems installed in the field, such as systems accessories. The decrease in net revenue is quantified by a decrease in the volume of sales of our paper consumable products of approximately 26.8 percentage points (“pp”), partially offset by a 14.4 pp increase in the price or mix of our paper consumable products, and an increase of 0.3 pp in sales of automated box sizing equipment. On a constant currency basis, net revenue declined 12.0%.

Net revenue in North America for the third quarter of 2022 totaled $33.4 million compared to net revenue in North America of $37.3 million in the third quarter of 2021. The decrease of $3.9 million, or 10.5%, was primarily attributable to decreases in wrapping and void-fill sales, partially offset by increases in cushioning sales.

Net revenue in Europe/Asia for the third quarter of 2022 totaled $44.4 million compared to net revenue in Europe/Asia of $59.8 million in the third quarter of 2021. The decrease of $15.4 million, or 25.8%, was driven by lower cushioning, void-fill, and wrapping sales as well as currency headwinds. Constant currency net revenue in Europe/Asia was $50.7 million for the third quarter of 2022, a $7.6 million, or 13.0%, decrease from constant currency net revenue of $58.3 million for the third quarter of 2021.

Net loss for the third quarter of 2022 increased $7.3 million to $8.7 million from a net loss of $1.4 million in the third quarter of 2021.

Year-to-Date 2022 Highlights

•
Net revenue decreased 10.1% and decreased 3.4% adjusting for constant currency
•
Net loss of $34.1 million compared to net loss of $0.3 million
•
Constant currency AEBITDA of $53.9 million for the nine months ended September 30, 2022 is down 34.3%

Balance Sheet and Liquidity

Ranpak completed the third quarter of 2022 with a strong liquidity position, including a cash balance of $61.3 million and no borrowings on its $45 million Revolving Credit Facility. As of September 30, 2022, the Company had First Lien Term Loan facilities outstanding consisting of a $250.0 million USD-denominated term loan and €135.8 million euro-denominated term loan resulting in an Adjusted EBITDA net leverage ratio of 3.9x based on results on a constant currency basis through the third quarter of 2022. The Bank Adjusted EBITDA net leverage ratio was 3.4x through the third quarter of 2022. The First Lien Term Loan facilities are the only debt facilities outstanding and mature in June 2026.

The following table presents Ranpak’s installed base of protective packaging systems by product line as of September 30, 2022 and 2021:

	September 30, 2022	September 30, 2021	Change	% Change
PPS Systems	(in thousands)
Cushioning machines	35.4	34.9	0.5	1.4
Void-Fill machines	81.2	75.1	6.1	8.1
Wrapping machines	22.0	19.2	2.8	14.6
Total	138.6	129.2	9.4	7.3

Conference Call Information

The Company will host a conference call and webcast at 8:30 a.m. (ET) on Tuesday, November 1, 2022. The conference call and earnings presentation will be webcast live at the following link: https://events.q4inc.com/attendee/253694456. Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (888) 330-2446 or (240) 789-2732 and use the Conference ID: 8498994.

A telephonic replay of the webcast also will be available starting at 11:30 a.m. (ET) on Tuesday, November 1, 2022 and ending at 11:59 p.m. (ET) on Tuesday, November 8, 2022. To listen to the replay, please dial (800) 770-2030 or (647) 362-9199 and use the passcode: 8498994.

Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release include, for example, statements about our expectations around the future performance of the business, including our forward-looking guidance.

The forward-looking statements contained in this news release are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (i) our inability to secure a sufficient supply of paper to meet our production requirements; (ii) the impact of the price of kraft paper on our results of operations; (iii) our reliance on third party suppliers; (iv) the COVID-19 pandemic, the Russia and Ukraine conflict, and associated responses; (v) the high degree of competition in the markets in which we operate; (vi) consumer sensitivity to increases in the prices of our products; (vii) changes in consumer preferences with respect to paper products generally; (viii) continued consolidation in the markets in which we operate; (ix) the loss of significant end-users of our products or a large group of such end-users; (x) our failure to develop new products that meet our sales or margin expectations; (xi) our future operating results fluctuating, failing to match performance or to meet expectations; (xii) our ability to fulfill our public company obligations; (xiii) our exposure to changes in interest rates; and (xiv) other risks and uncertainties indicated from time to time in filings made with the SEC.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Income (Loss)

(in millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Paper revenue	$62.6	$81.2	$199.0	$229.5
Machine lease revenue	11.7	11.8	36.4	35.0
Other revenue	3.5	4.1	11.7	10.3
Net revenue	77.8	97.1	247.1	274.8
Cost of goods sold	53.4	59.1	169.8	164.8
Gross profit	24.4	38.0	77.3	110.0
Selling, general and administrative expenses	26.8	27.1	86.8	70.8
Depreciation and amortization expense	7.8	8.7	24.0	26.1
Other operating expense (income), net	1.5	(0.1)	3.4	2.0
Income (loss) from operations	(11.7)	2.3	(36.9)	11.1
Interest expense	5.3	5.5	15.2	17.1
Foreign currency gain	(1.2)	(1.5)	(4.1)	(3.9)
Other non-operating income, net	(4.0)	-	(4.0)	-
Loss before income tax benefit	(11.8)	(1.7)	(44.0)	(2.1)
Income tax benefit	(3.1)	(0.3)	(9.9)	(1.8)
Net loss	$(8.7)	$(1.4)	$(34.1)	$(0.3)

Two-class method
Loss per share
Basic	$(0.11)	$(0.02)	$(0.42)	$-
Diluted	$(0.11)	$(0.02)	$(0.42)	$-
Class A – earnings (loss) per share
Basic	$(0.11)	$(0.02)	$(0.42)	$-
Diluted	$(0.11)	$(0.02)	$(0.42)	$-
Class C – earnings (loss) per share
Basic	$(0.10)	$(0.03)	$(0.41)	$-
Diluted	$(0.10)	$(0.03)	$(0.41)	$-

Weighted average number of shares outstanding – Class A and C
Basic	81,979,986	81,396,832	81,833,718	77,579,205
Diluted	81,979,986	81,396,832	81,833,718	77,579,205

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	$(9.8)	$(4.9)	$(24.3)	$(11.1)
Interest rate swap adjustments	3.3	0.8	14.1	4.0
Cross-currency swap adjustments	2.7	1.4	7.0	1.4
Total other comprehensive loss, before tax	(3.8)	(2.7)	(3.2)	(5.7)
Provision for income taxes related to other comprehensive loss	1.5	0.5	5.2	1.3
Total other comprehensive loss, net of tax	(5.3)	(3.2)	(8.4)	(7.0)
Comprehensive loss, net of tax	$(14.0)	$(4.6)	$(42.5)	$(7.3)

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except share data)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$61.3	$103.9
Accounts receivable, net	36.4	43.7
Inventories, net	32.3	32.9
Income tax receivable	8.5	2.7
Prepaid expenses and other current assets	25.9	8.3
Total current assets	164.4	191.5

Property, plant and equipment, net	118.9	126.3
Operating lease right-of-use assets, net	5.8	6.6
Goodwill	437.8	453.0
Intangible assets, net	372.1	406.5
Deferred tax assets	-	0.1
Other assets	41.6	29.4
Total assets	$1,140.6	$1,213.4

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$24.4	$33.5
Accrued liabilities and other	17.7	31.5
Current portion of long-term debt	0.9	1.0
Operating lease liabilities, current	1.8	2.4
Deferred machine fee revenue	1.6	3.1
Total current liabilities	46.4	71.5

Long-term debt	379.6	400.4
Deferred tax liabilities	92.1	97.7
Derivative instruments	-	2.4
Operating lease liabilities, non-current	4.0	4.3
Other liabilities	6.9	0.9
Total liabilities	529.0	577.2

Commitments and contingencies – Note 13
Shareholders' equity
Class A common stock, $0.0001 par, 200,000,000 shares
authorized at September 30, 2022 and December 31, 2021
Shares issued and outstanding: 79,064,041 and 78,482,024
at September 30, 2022 and December 31, 2021, respectively	-	-
Class C common stock, $0.0001 par, 200,000,000 shares
authorized at September 30, 2022 and December 31, 2021
Shares issued and outstanding: 2,921,099
at September 30, 2022 and December 31, 2021	-	-
Additional paid-in capital	706.8	688.9
Accumulated deficit	(89.4)	(55.3)
Accumulated other comprehensive income (loss)	(5.8)	2.6
Total shareholders' equity	611.6	636.2
Total liabilities and shareholders' equity	$1,140.6	$1,213.4

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(34.1)	$(0.3)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	52.8	54.4
Amortization of deferred financing costs	1.1	1.5
Loss on disposal of fixed assets	0.9	1.0
Deferred income taxes	(8.2)	(4.0)
Amortization of initial value of interest rate swap	(0.6)	(0.6)
Currency gain on foreign denominated debt and notes payable	(3.8)	(4.1)
Amortization of restricted stock units	20.8	14.3
Unrealized gain on investments in small private businesses	(3.9)	-
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(0.2)	(4.5)
(Increase) decrease in inventory	(1.5)	(14.3)
(Increase) decrease in prepaid expenses and other assets	(3.3)	(0.7)
Increase (decrease) in accounts payable	(4.2)	8.0
Increase (decrease) in accrued liabilities	(4.9)	5.5
Change in other assets and liabilities	(20.4)	(15.4)
Net cash provided by (used in) operating activities	(9.5)	40.8

Cash Flows from Investing Activities
Capital expenditures:
Converter equipment	(23.4)	(32.9)
Other capital expenditures	(10.6)	(7.7)
Total capital expenditures	(34.0)	(40.6)
Cash paid for investments in small private businesses	(2.1)	(9.2)
Cash inflow from settlement of net investment hedges	10.0	-
Patent and trademark expenditures	(1.0)	(0.9)
Net cash used in investing activities	(27.1)	(50.7)

Cash Flows from Financing Activities
Proceeds from equity offerings, gross	-	104.0
Prepayments on term loan	-	(20.9)
Transaction costs of equity offerings	-	(0.6)
Principal payments on term loans	(1.2)	(1.2)
Payments on finance lease liabilities	(0.6)	(0.5)
Exit Payment	-	(8.2)
Tax payments for withholdings on stock-based awards distributed	(2.5)	-
Net cash provided by (used in) financing activities	(4.3)	72.6

Effect of Exchange Rate Changes on Cash	(1.7)	(0.8)
Net Increase (Decrease) in Cash and Cash Equivalents	(42.6)	61.9
Cash and Cash Equivalents, beginning of period	103.9	48.5
Cash and Cash Equivalents, end of period	$61.3	$110.4

Non-GAAP Financial Data

In this press release, we present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and constant currency EBITDA and constant currency adjusted EBITDA (“Constant currency AEBITDA”), which are non-GAAP financial measures. We have included EBITDA, constant currency EBITDA and AEBITDA because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA, constant currency EBITDA and constant currency AEBITDA can provide a useful measure for period-to-period comparisons of our primary business operations.

However, EBITDA, constant currency EBITDA and constant currency AEBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, EBITDA, constant currency EBITDA and constant currency AEBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•
constant currency AEBITDA does not consider the potentially dilutive impact of equity-based compensation;
•
EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•
constant currency AEBITDA does not take into account any restructuring and integration costs;
•
constant currency EBITDA and constant currency AEBITDA are presented on constant currency basis and give effect to the impact of currency fluctuations; and;
•
other companies, including companies in our industry, may calculate EBITDA, constant currency EBITDA and constant currency AEBITDA differently, which reduces their usefulness as comparative measures.

EBITDA — EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.

Constant currency EBITDA — Constant currency EBITDA is a non-GAAP financial measure that we present on a constant currency basis and we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.

Constant currency AEBITDA — Constant currency AEBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items; as further adjusted to reflect the performance of the business on a constant currency basis.

We present constant currency EBITDA and constant currency AEBITDA on a constant currency basis because it allows a better insight into the performance of our businesses that operate in currencies other than our reporting currency. Before consolidation, our Europe/Asia financial data is derived in Euros. To calculate the adjustment that we apply to present constant currency EBITDA and constant currency AEBITDA on a constant currency basis, we multiply this Euro-derived data by 1.15 to reflect an exchange rate of 1 Euro to 1.15 U.S. dollars (“USD”), which we believe is a reasonable exchange rate to use to give a stable depiction of the business without currency fluctuations between periods, to calculate Europe/Asia data in constant currency USD. We believe that using an exchange rate of 1.15 is reasonable because it approximates the average exchange rate of the Euro to USD over the past five years. In addition, we include certain other unaudited, non-GAAP constant currency data for the three and nine months ended September 30,

2022 and 2021. This data is based on our historical financial statements, adjusted (where applicable) to reflect a constant currency presentation between periods for the convenience of readers. We reconcile this data to our GAAP data for the same period for the three and nine months ended September 30, 2022 and 2021.

This press release also includes forecasts for certain non-GAAP metrics. We are unable to provide a reconciliation of our forecast of net revenue on a constant currency basis for 2022 to a forecast of net revenue on a GAAP basis without unreasonable effort primarily because we are unable to forecast with reasonable certainty the associated currency impact. In addition, a reconciliation of our forecast for constant currency AEBITDA for 2022 to GAAP net income cannot be provided without unreasonable effort because we are unable to forecast with reasonable certainty several of the items necessary to calculate such comparable GAAP measure, including asset impairments, integration related expenses, reorganizations and discontinued operations related expenses, legal settlement costs, constant currency adjustments, as well as other unusual or non-recurring gains or losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. We believe the inherent uncertainties in reconciling such non-GAAP measures for projected periods to the most comparable GAAP measures would make the forecasted comparable GAAP measures difficult to predict with reasonable certainty or reliability.

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA

For the Third Quarter of 2022 and 2021

Please refer to our discussion and definitions of Non-GAAP financial measures

	Three Months Ended September 30,
	2022	2021	$ Change	% Change
Net revenue	$77.8	$97.1	$(19.3)	(19.9)
Cost of goods sold	53.4	59.1	(5.7)	(9.6)
Gross profit	24.4	38.0	(13.6)	(35.8)
Selling, general and administrative expenses	26.8	27.1	(0.3)	(1.1)
Depreciation and amortization expense	7.8	8.7	(0.9)	(10.3)
Other operating expense (income), net	1.5	(0.1)	1.6	(1,600.0)
Income (loss) from operations	(11.7)	2.3	(14.0)	(608.7)
Interest expense	5.3	5.5	(0.2)	(3.6)
Foreign currency gain	(1.2)	(1.5)	0.3	(20.0)
Other non-operating income, net	(4.0)	-	(4.0)	―
Loss before income tax benefit	(11.8)	(1.7)	(10.1)	594.1
Income tax benefit	(3.1)	(0.3)	(2.8)	933.3
Net loss	(8.7)	(1.4)	(7.3)	521.4

Depreciation and amortization expense – COS	8.3	9.8	(1.5)	(15.3)
Depreciation and amortization expense – D&A	7.8	8.7	(0.9)	(10.3)
Interest expense	5.3	5.5	(0.2)	(3.6)
Income tax benefit	(3.1)	(0.3)	(2.8)	933.3
EBITDA(1)	9.6	22.3	(12.7)	(57.0)

Adjustments(2):
Unrealized gain translation	(1.3)	(1.6)	0.3	(18.8)
Non-cash impairment losses	0.3	0.3	-	-
M&A, restructuring, severance	0.1	0.1	-	-
Amortization of restricted stock units	6.7	6.9	(0.2)	(2.9)
Amortization of cloud-based software implementation costs(3)	0.7	-	0.7	―
Cloud-based software implementation costs	1.7	-	1.7	―
Unrealized gain on investment in small private business	(3.9)	-	(3.9)	―
Other adjustments	0.8	0.9	(0.1)	(11.1)
Constant currency	1.9	(0.4)	2.3	(575.0)
Constant Currency AEBITDA(1)	$16.6	$28.5	$(11.9)	(41.8)

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA

For the Nine Months Ended September 30, 2022 and 2021

Please refer to our discussion and definitions of Non-GAAP financial measures

	Nine Months Ended September 30,
	2022	2021	$ Change	% Change
Net revenue	$247.1	$274.8	$(27.7)	(10.1)
Cost of goods sold	169.8	164.8	5.0	3.0
Gross profit	77.3	110.0	(32.7)	(29.7)
Selling, general and administrative expenses	86.8	70.8	16.0	22.6
Depreciation and amortization expense	24.0	26.1	(2.1)	(8.0)
Other operating expense, net	3.4	2.0	1.4	70.0
Income (loss) from operations	(36.9)	11.1	(48.0)	(432.4)
Interest expense	15.2	17.1	(1.9)	(11.1)
Foreign currency gain	(4.1)	(3.9)	(0.2)	5.1
Other non-operating income, net	(4.0)	-	(4.0)	―
Loss before income tax benefit	(44.0)	(2.1)	(41.9)	1,995.2
Income tax benefit	(9.9)	(1.8)	(8.1)	450.0
Net loss	(34.1)	(0.3)	(33.8)	11,266.7

Depreciation and amortization expense – COS	28.7	28.3	0.4	1.4
Depreciation and amortization expense – D&A	24.0	26.1	(2.1)	(8.0)
Interest expense	15.2	17.1	(1.9)	(11.1)
Income tax benefit	(9.9)	(1.8)	(8.1)	450.0
EBITDA(1)	23.9	69.4	(45.5)	(65.6)

Adjustments(2):
Unrealized gain translation	(4.2)	(4.2)	-	-
Non-cash impairment losses	0.5	1.0	(0.5)	(50.0)
M&A, restructuring, severance	1.7	0.4	1.3	325.0
Amortization of restricted stock units	20.8	14.3	6.5	45.5
Amortization of cloud-based software implementation costs(3)	2.1	-	2.1	―
Cloud-based software implementation costs	6.5	-	6.5	―
Unrealized gain on investment in small private business	(3.9)	-	(3.9)	―
Other adjustments	3.3	3.3	-	-
Constant currency	3.2	(2.1)	5.3	(252.4)
Constant Currency AEBITDA(1)	$53.9	$82.1	$(28.2)	(34.3)

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA

For Previously Reported Periods of 2022

Please refer to our discussion and definitions of Non-GAAP financial measures

	Three Months Ended
	March 31, 2022	June 30, 2022
Net revenue	$82.5	$86.8
Cost of goods sold	57.9	58.5
Gross profit	24.6	28.3
Selling, general and administrative expenses	29.7	30.3
Depreciation and amortization expense	8.2	8.0
Other operating expense, net	0.5	1.4
Loss from operations	(13.8)	(11.4)
Interest expense	5.0	4.9
Foreign currency gain	(0.6)	(2.3)
Loss before income tax benefit	(18.2)	(14.0)
Income tax benefit	(4.1)	(2.7)
Net loss	(14.1)	(11.3)

Depreciation and amortization expense – COS	10.7	9.8
Depreciation and amortization expense – D&A	8.2	8.0
Interest expense	5.0	4.9
Income tax benefit	(4.1)	(2.7)
EBITDA(1)	5.7	8.7

Adjustments(2):
Unrealized gain translation	(0.6)	(2.3)
Non-cash impairment losses	-	0.2
M&A, restructuring, severance	0.5	1.1
Amortization of restricted stock units	8.8	5.3
Amortization of cloud-based software implementation costs(3)	0.7	0.7
Cloud-based software implementation costs	2.5	2.3
Other adjustments	1.2	1.3
Constant currency	0.3	0.9
Constant currency AEBITDA	$19.1	$18.2

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA

For Previously Reported Periods of 2021

Please refer to our discussion and definitions of Non-GAAP financial measures

	Three Months Ended				Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Net revenue	$87.7	$90.0	$97.1	$109.1	$383.9
Cost of goods sold	51.4	54.3	59.1	70.2	235.0
Gross profit	36.3	35.7	38.0	38.9	148.9
Selling, general and administrative expenses	19.1	24.6	27.1	27.5	98.3
Depreciation and amortization expense	8.7	8.7	8.7	8.9	35.0
Other operating expense (income), net	0.8	1.3	(0.1)	1.4	3.4
Income from operations	7.7	1.1	2.3	1.1	12.2
Interest expense	5.6	6.0	5.5	5.3	22.4
Foreign currency (gain) loss	(3.6)	1.2	(1.5)	(1.4)	(5.3)
Income (loss) before income tax benefit	5.7	(6.1)	(1.7)	(2.8)	(4.9)
Income tax benefit	(0.6)	(0.9)	(0.3)	(0.3)	(2.1)
Net income (loss)	6.3	(5.2)	(1.4)	(2.5)	(2.8)

Depreciation and amortization expense – COS	9.1	9.4	9.8	10.3	38.6
Depreciation and amortization expense – D&A	8.7	8.7	8.7	8.9	35.0
Interest expense	5.6	6.0	5.5	5.3	22.4
Income tax benefit	(0.6)	(0.9)	(0.3)	(0.3)	(2.1)
EBITDA(1)	29.1	18.0	22.3	21.7	91.1

Adjustments(2):
Unrealized (gain) loss translation	(3.6)	1.0	(1.6)	(1.3)	(5.5)
Non-cash impairment losses	0.2	0.5	0.3	0.7	1.7
M&A, restructuring, severance	0.1	0.3	-	0.9	1.3
Amortization of restricted stock units	2.7	4.7	6.9	8.2	22.5
Other adjustments	0.5	1.9	0.9	5.4	8.7
Constant currency	(1.0)	(0.8)	(0.3)	0.1	(2.0)
Constant currency AEBITDA	$28.0	$25.6	$28.5	$35.7	$117.8

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA

For Previously Reported Periods of 2020

Please refer to our discussion and definitions of Non-GAAP financial measures

	Three Months Ended				Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Net revenue	$63.4	$66.1	$76.8	$91.9	$298.2
Cost of goods sold	36.6	39.1	46.6	53.3	175.6
Gross profit	26.8	27.0	30.2	38.6	122.6
Selling, general and administrative expenses	19.6	20.7	16.6	15.6	72.5
Transaction costs	-	-	1.2	1.0	2.2
Depreciation and amortization expense	7.5	7.7	7.7	8.6	31.5
Other operating expense, net	0.3	0.7	1.9	1.8	4.7
Income (loss) from operations	(0.6)	(2.1)	2.8	11.6	11.7
Interest expense	6.2	5.5	4.9	13.6	30.2
Foreign currency (gain) loss	(1.5)	1.4	3.2	3.0	6.1
Loss before income tax expense (benefit)	(5.3)	(9.0)	(5.3)	(5.0)	(24.6)
Income tax expense (benefit)	(1.7)	(0.5)	0.8	0.2	(1.2)
Net loss	(3.6)	(8.5)	(6.1)	(5.2)	(23.4)

Depreciation and amortization expense – COS	7.0	7.4	8.0	8.8	31.2
Depreciation and amortization expense – D&A	7.5	7.7	7.7	8.6	31.5
Interest expense	6.2	5.5	4.9	13.6	30.2
Income tax expense (benefit)	(1.7)	(0.5)	0.8	0.2	(1.2)
EBITDA(1)	15.4	11.6	15.3	26.0	68.3

Adjustments(2):
Unrealized (gain) loss translation	(1.5)	1.3	3.3	2.8	5.9
Non-cash impairment losses	0.1	0.6	0.7	1.0	2.4
M&A, restructuring, severance	1.3	2.4	0.5	1.1	5.3
Amortization of restricted stock units	2.2	2.0	1.7	1.3	7.2
Warrant Exchange costs	-	0.1	1.2	0.8	2.1
Other adjustments	0.1	0.4	1.1	0.8	2.4
Constant currency	0.5	0.6	(0.1)	(0.8)	0.2
Constant currency AEBITDA	$18.1	$19.0	$23.7	$33.0	$93.8

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA

For the Third Quarter of 2022

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended September 30, 2022
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$77.8	$6.3	$84.1
Cost of goods sold	53.4	4.2	57.6
Gross profit	24.4	2.1	26.5
Selling, general and administrative expenses	26.8	1.1	27.9
Depreciation and amortization expense	7.8	0.3	8.1
Other operating expense, net	1.5	0.9	2.4
Loss from operations	(11.7)	(0.2)	(11.9)
Interest expense	5.3	0.1	5.4
Foreign currency gain	(1.2)	0.3	(0.9)
Other non-operating income, net	(4.0)	-	(4.0)
Loss before income tax benefit	(11.8)	(0.6)	(12.4)
Income tax benefit	(3.1)	(0.1)	(3.2)
Net loss	$(8.7)	$(0.5)	$(9.2)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			8.9
Depreciation and amortization expense – D&A			8.1
Interest expense			5.4
Income tax benefit			(3.2)
Constant currency EBITDA			10.0

Constant currency-effected adjustments(2):
Unrealized gain translation			(0.9)
Non-cash impairment losses			0.3
M&A, restructuring, severance			0.2
Amortization of restricted stock units			6.7
Amortization of cloud-based software implementation costs(3)			0.8
Cloud-based software implementation costs			1.6
Unrealized gain on investment in small private business			(3.9)
Other adjustments			1.8
Constant currency AEBITDA			$16.6

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA

For the Third Quarter of 2021

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended September 30, 2021
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$97.1	$(1.5)	$95.6
Cost of goods sold	59.1	(0.9)	58.2
Gross profit	38.0	(0.6)	37.4
Selling, general and administrative expenses	27.1	(0.3)	26.8
Depreciation and amortization expense	8.7	-	8.7
Other operating expense, net	(0.1)	-	(0.1)
Income from operations	2.3	(0.3)	2.0
Interest expense	5.5	-	5.5
Foreign currency gain	(1.5)	(0.3)	(1.8)
Other non-operating income, net	-	-	-
Loss before income tax benefit	(1.7)	-	(1.7)
Income tax benefit	(0.3)	-	(0.3)
Net loss	$(1.4)	$-	$(1.4)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			9.6
Depreciation and amortization expense – D&A			8.7
Interest expense			5.5
Income tax benefit			(0.3)
Constant currency EBITDA			22.1

Constant currency-effected adjustments(2):
Unrealized gain translation			(1.5)
Non-cash impairment losses			0.3
M&A, restructuring, severance			0.1
Amortization of restricted stock units			6.9
Other adjustments			0.6
Constant currency AEBITDA			$28.5

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA

For the Nine Months Ended September 30, 2022

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Nine Months Ended September 30, 2022
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$247.1	$11.9	$259.0
Cost of goods sold	169.8	8.0	177.8
Gross profit	77.3	3.9	81.2
Selling, general and administrative expenses	86.8	2.4	89.2
Depreciation and amortization expense	24.0	0.5	24.5
Other operating expense, net	3.4	1.6	5.0
Loss from operations	(36.9)	(0.6)	(37.5)
Interest expense	15.2	0.2	15.4
Foreign currency gain	(4.1)	0.5	(3.6)
Other non-operating income, net	(4.0)	-	(4.0)
Loss before income tax benefit	(44.0)	(1.3)	(45.3)
Income tax benefit	(9.9)	(0.4)	(10.3)
Net loss	$(34.1)	$(0.9)	$(35.0)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			29.9
Depreciation and amortization expense – D&A			24.5
Interest expense			15.4
Income tax benefit			(10.3)
Constant currency EBITDA			24.5

Constant currency-effected adjustments(2):
Unrealized gain translation			(3.7)
Non-cash impairment losses			0.5
M&A, restructuring, severance			1.8
Amortization of restricted stock units			20.8
Amortization of cloud-based software implementation costs(3)			2.2
Cloud-based software implementation costs			6.6
Unrealized gain on investment in small private business			(3.9)
Other adjustments			5.1
Constant currency AEBITDA			$53.9

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA

For the Nine Months Ended September 30, 2021

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Nine Months Ended September 30, 2021
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$274.8	$(6.7)	$268.1
Cost of goods sold	164.8	(3.9)	160.9
Gross profit	110.0	(2.8)	107.2
Selling, general and administrative expenses	70.8	(1.2)	69.6
Depreciation and amortization expense	26.1	(0.3)	25.8
Other operating expense, net	2.0	-	2.0
Income from operations	11.1	(1.3)	9.8
Interest expense	17.1	(0.1)	17.0
Foreign currency gain	(3.9)	(1.0)	(4.9)
Other non-operating income, net	-	-	-
Loss before income tax benefit	(2.1)	(0.2)	(2.3)
Income tax benefit	(1.8)	(0.1)	(1.9)
Net income	$(0.3)	$(0.1)	$(0.4)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			27.7
Depreciation and amortization expense – D&A			25.8
Interest expense			17.0
Income tax benefit			(1.9)
Constant currency EBITDA			68.2

Constant currency-effected adjustments(2):
Unrealized loss translation			(4.1)
Non-cash impairment losses			1.0
M&A, restructuring, severance			0.5
Amortization of restricted stock units			14.3
Other adjustments			2.2
Constant currency AEBITDA			$82.1

(1)	Reconciliations of EBITDA and constant currency AEBITDA for each period presented are to net (loss) income, the nearest GAAP equivalent.
(2)

Adjustments are related to non-cash unusual or infrequent costs such as: effects of non-cash foreign currency remeasurement or adjustment; impairment of returned machines; costs associated with the evaluation of acquisitions; costs associated with executive severance; costs associated with restructuring actions such as plant rationalization or realignment, reorganization, and reductions in force; costs associated with the implementation of the global ERP system; and other items deemed by management to be unusual, infrequent, or non-recurring.

(3)	Represents amortization of capitalized costs related to the implementation of the global ERP system, which are included in SG&A.
(4)	Effect of Euro constant currency adjustment to a rate of €1.00 to $1.15 on each line item is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenue	$6.3	$(1.5)	$11.9	$(6.7)
Cost of goods sold	4.2	(0.9)	8.0	(3.9)
Gross profit	2.1	(0.6)	3.9	(2.8)
Selling, general and administrative expenses	1.1	(0.3)	2.4	(1.2)
Depreciation and amortization expense	0.3	-	0.5	(0.3)
Other operating expense, net	0.9	-	1.6	-
Loss from operations	(0.2)	(0.3)	(0.6)	(1.3)
Interest expense (income)	0.1	-	0.2	(0.1)
Foreign currency (gain) loss	0.3	(0.3)	0.5	(1.0)
Other non-operating income, net	-	-	-	(1.0)
Income (loss) before income tax benefit	(0.6)	-	(1.3)	0.8
Income tax benefit	(0.1)	-	(0.4)	(0.1)
Net income (loss)	$(0.5)	$-	$(0.9)	$0.9